FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2007

DUSKA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-33023	86-0982792
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300, Bala Cynwd, PA 19004
(Address of principal execute offices, including zip code)

(610) 660-6690
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Copies to:
Darrin Ocasio, Esq.
David Manno, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 23, 2007, Amir Pelleg, Ph.D. resigned from our Board of Directors.

On October 23, 2007, the Board of Directors (the “Board”) of the Company appointed Alan Tuchman, M.D. to fill the seat vacated by Dr. Pelleg. Since 2004, Dr. Tuchman has been the Executive Chairman of Neurophysics, Inc. of Shirley, MA, a manufacturer of nuclear brain scanners. Prior to that, Dr. Tuchman was the Chairman and Chief Executive Officer of Neurophysics from 2002 to 2003. Dr. Tuchman is also a partner in Xmark Opportunity Partners. From 2005 to 2006, Dr. Tuchman was a managing director in Xmark Capital Partners. From 2002 to 2004, Dr. Tuchman was also a principal of Xmark Funds, New York, New York, a biotechnology investment fund, investing in small public biotechnology companies. Prior to 2002, Dr. Tuchman was a Senior Vice President, Equity Research, Oscar Gruss & Son, New York, NY, an investment bank.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2007	DUSKA THERAPEUTICS, INC.
(Registrant)
	By:	/s/ Wayne Lorgus
Name: Wayne Lorgus
Title: Chief Financial Officer